Exhibit 10.72

EXECUTION

AMENDMENT NUMBER THREE

to the

MASTER REPURCHASE AGREEMENT

Dated as of May 24, 2012,

among

PENNYMAC CORP.,

PENNYMAC LOAN SERVICES, LLC

and

CITIBANK, N.A.

This AMENDMENT NUMBER THREE (this “Amendment Number Three”) is made this 31st day of December, 2012, among PENNYMAC CORP. (“Seller”), PENNYMAC LOAN SERVICES, LLC (“Servicer”) and CITIBANK, N.A. (“Buyer”), to the Master Repurchase Agreement, dated as of May 24, 2012, among Seller, Servicer and Buyer, as such agreement may be amended from time to time (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

RECITALS

WHEREAS, Seller and Buyer have agreed to amend the Agreement to modify certain definitions, financial and reporting representations, warranties, certifications and covenants, as more specifically set forth herein; and

WHEREAS, as of the date hereof, Seller represents to Buyer that the Seller Parties are in full compliance with all of the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. Amendment. Effective as of December 31, 2012 (the “Amendment Effective Date”), the Agreement is hereby amended as follows:

(a) Section 2 of the Agreement is hereby amended by deleting the definition of “Adjusted Tangible Net Worth” in its entirety and replacing it with the following:

“Adjusted Tangible Net Worth” shall mean, with respect to any Person, as of any date of determination, the excess of such Person’s total assets (including mortgage servicing rights in an amount less than or equal to the MSR Value Cap), net of goodwill and intangible assets, over its total liabilities, calculated in accordance with GAAP as reflected on such Person’s financial statements.

(b) Section 2 of the Agreement is hereby amended by adding the new definition of “MSR Value Cap” as follows:

“MSR Value Cap” shall mean the value assigned to a Person’s aggregate portfolio of mortgage servicing rights; provided, however, in any case such value shall not exceed the product of (i) 4.0, multiplied by (ii) the weighted average servicing fee for all mortgage loans underlying the mortgage servicing rights, multiplied by (iii) the unpaid principal balance of the mortgage loans underlying the mortgage servicing rights.

(c) Section 2 of the Agreement is hereby amended by deleting the definition of “Valuation Agent” in its entirety and replacing it with the following:

“Valuation Agent” shall mean a qualified, unaffiliated third party (acceptable to Buyer in its sole discretion including but not limited to any independent third party appointed by the Buyer in its sole discretion pursuant to Section 43(e)) that specializes in establishing a fair market value of servicing portfolios with respect to mortgage loans substantially similar to the Loans originated or acquired by a Seller Party, as applicable.

(d) Section 12 of the Agreement is hereby amended by deleting clause “(p)(i)” contained therein, in its entirety and replacing it with the following:

(i) (A) the ratio of Seller’s Total Indebtedness to its Adjusted Tangible Net Worth is not greater than 10:1; (B) Seller’s Liquidity is not less than $7,500,000 as of the last day of the prior calendar month; (C) Seller’s consolidated net income has been equal to or greater than $1.00 for at least one (1) of the previous two (2) consecutive fiscal quarters, as of the end of the last fiscal quarter; and (D) Seller’s Adjusted Tangible Net Worth is greater than or equal to $140,000,000.

(e) Section 13 of the Agreement is hereby amended by adding new clause “(a)(xvii)” thereto as follows:

(xvii) Within (i) three (3) Business Days after receipt by a Seller Party (to the extent such Seller Party owns any servicing rights with respect to any mortgage loans) of a request from Buyer, the servicing valuation conducted by such Seller Party and used to support the calculation of the servicing multiple used in determining the book value of such Seller Party’s servicing portfolio in accordance with GAAP; and (ii) if so requested by Buyer, within (3) Business Days of its completion, the servicing valuation conducted by a Valuation Agent with respect to the value of such Seller Party’s servicing portfolio in accordance with GAAP;

(f) Section 13 of the Agreement is hereby amended by deleting clause (q)(i) contained therein and replacing it with the following:

(i) Financial Covenants of Seller. Seller shall comply with the following financial covenants: (A) the ratio of Seller’s Total Indebtedness to its Adjusted Tangible Net Worth shall not at any time be greater than 10:1; (B) Seller shall maintain Liquidity as of the last day of the prior calendar month in an amount of not less than $7,500,000; (C) the Adjusted Tangible Net Worth of Seller shall at all times be greater than $140,000,000; and (D) Seller’s consolidated net income shall be equal to or greater than $1.00 for at least one (1) of the previous two (2) consecutive fiscal quarters, as of the end of each fiscal quarter.

(a) Exhibit A of the Agreement is hereby amended by deleting the Exhibit in its entirety and replacing it with Exhibit A attached hereto.

SECTION 2. Fees and Expenses. Seller agrees to pay to Buyer all reasonable out of pocket costs and expenses incurred by Buyer in connection with this Amendment Number Three (including any Commitment Fee due an payable, all reasonable fees and out of pocket costs and expenses of the Buyer’s legal counsel) in accordance with Sections 23 and 25 of the Agreement.

SECTION 3. Representations. Seller hereby represents to Buyer that as of the date hereof, Seller is in full compliance with all of the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.

SECTION 4. Binding Effect; Governing Law. This Amendment Number Three shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns. THIS AMENDMENT NUMBER THREE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

SECTION 5. Counterparts. This Amendment Number Three may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 6. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment Number Three need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, Seller, Servicer and Buyer have caused this Amendment Number Three to be executed and delivered by their duly authorized officers as of the day and year first above written.

PENNYMAC CORP.
(Seller)

By:	/s/ Anne D. McCallion
Name: Anne D. McCallion
Title: Chief Financial Officer

PENNYMAC LOAN SERVICES, LLC,
(Servicer)

By:	/s/ Anne D. McCallion
Name: Anne D. McCallion
Title: Vice President, Finance

CITIBANK, N.A.
(Buyer)

By:	Susan Mills
Name: Susan Mills
Title: Vice President, Citibank, N.A.

Amendment Number Three to Master Repurchase Agreement (PMAC Agency)